SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2006

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (I.R.S. Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

Registrant's telephone number, including area code:  (972) 431-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    As reported in the Current Report on Form 8-K dated March 21, 2006 (the “March 21 8-K”) of J. C. Penney Company, Inc. (the “Company”), the Company’s Board of Directors has approved entering into individual Executive Termination Pay Agreements with each of the members of the Company’s Executive Board other than the Company’s Chairman and Chief Executive Officer. The Executive Termination Pay Agreement, which is not an employment agreement, is intended to provide the executive with severance benefits in the event of involuntary termination of the executive’s employment without cause in exchange for his or her agreement to comply with certain covenants. An Executive Board member with an existing employment agreement is not eligible to enter into an Executive Termination Pay Agreement until his or her employment agreement is terminated or expires. A copy of the form of Executive Termination Pay Agreement was previously filed with the Commission as an exhibit to the March 21 8-K.

Robert B. Cavanaugh, Executive Vice President and Chief Financial Officer of the Company, had previously entered into an employment agreement with J. C. Penney Corporation, Inc., the Company’s principal operating subsidiary (“Corporation”), dated May 1, 2005. Effective December 1, 2006, Mr. Cavanaugh entered into an amendment to his existing employment agreement with Corporation, pursuant to which Mr. Cavanaugh and Corporation agreed to terminate his existing employment agreement and enter into an Executive Termination Pay Agreement, in the form offered to all members of the Company’s Executive Board. Mr. Cavanaugh’s Executive Termination Pay Agreement is also dated December 1, 2006. These events have no effect upon Mr. Cavanaugh’s job duties, responsibilities or employment status.

A copy of the amendment to Mr. Cavanaugh’s former employment agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits

(d)    Exhibit 10.1     Amendment to Terminate Employment Agreement, dated as of December 1, 2006, between
   J. C. Penney Corporation, Inc. and Robert B. Cavanaugh

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By: /s/ Joanne L. Bober
Joanne L. Bober
Executive Vice President,
General Counsel and Secretary

Date: December 7, 2006

EXHIBIT INDEX

Exhibit Number       Description

10.1           Amendment to Terminate Employment Agreement, dated as of December 1, 2006, between
 J. C. Penney Corporation, Inc. and Robert B. Cavanaugh